SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 25, 2000

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing that its common stock will begin trading on the European Association of Securities Dealers Automated Quotations (EASDAQ).

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated October 25, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2000	LCA-VISION INC.

By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts	Investor Relations Contacts	Media Contact
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.	The Dilenschneider Group
Stephen N. Joffe, Chairman & CEO	Bruce Voss (Bruce@lhai.com)	Joel Pomerantz
Alan H. Buckey, CFO	Zachary Bryant (Zachary@lhai.com)	(212) 922-0900
(513) 792-9292	(310) 575-4848
www.lca-vision.com	www.lhai.com
www.lasikplus.com

FOR IMMEDIATE RELEASE

LCA-VISION TO LIST ON EASDAQ

European Trading Gives Additional Visibility with Financial Community

CINCINNATI, October 25, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. provider of laser vision correction services, today announced that its common stock will begin trading on the European Association of Securities Dealers Automated Quotations (EASDAQ), the largest pan-European stock exchange, October 27, 2000, under the symbol "LCAV." LCA-Vision will continue to trade on NASDAQ under the ticker symbol "LCAV" in the U.S. Quotes will be found on Reuters under the symbol "LCAV.ED," on Bloomberg under the symbol "LCAV ES" and on Bridge under the symbol "XE; LCAV." No additional shares of LCA-Vision common stock will be issued in connection with its EASDAQ listing.

LCA-Vision's decision to list on EASDAQ is based largely on the Company's interest in reaching investors outside the U.S. and enhancing the liquidity of its stock. The Company's EASDAQ market makers will be Credit Lyonnais Securities, Knight Securities International Ltd. and Merrill Lynch International.

"The listing on EASDAQ is a logical step for the company," said LCA-Vision Chairman and CEO Stephen Joffe. "The listing will better serve our existing non-U.S. shareholders while providing increased access to a broad base of investors across Europe who prefer to trade in their own time zone."

LCA-Vision currently owns and operates 33 facilities in the U.S. plus two centers in Canada and one in Europe. In addition to its U.S., Canadian and European centers, LCA-Vision is currently licensing its business model to Japan's Rei Corporation, which has already opened one LasikPlus Center in Tokyo.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

# # #

This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.